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                                                                    Exhibit 10.6

                         DEFERRED COMPENSATION AGREEMENT

      This DEFERRED COMPENSATION AGREEMENT (the "Agreement") is dated as of the 15th day of February 1999, between Morningstar, Inc. (the "Company"), and Don Phillips (the "Employee"), a key employee of the Company. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Option Agreements (as defined below).

SECTION 1. DEFERRED COMPENSATION AWARD.

      Pursuant to the terms of two option agreements, each dated April 30, 1999 (collectively, the "Option Agreements"), the Company has granted to the Employee stock option awards (the "Options") to purchase all or any part of an aggregate of 500,000 shares of the Company's Common Stock (the "Shares").

      Subject to the adjustment provided for in Section 2 below, on any date the Employee (or any permitted assignee of Employee) exercises the right to purchase one or more Shares pursuant to the Options, the Company, within three (3) business days of such exercise, shall pay to the Employee an amount equal to the Per Share Amount for each Share so acquired (the "Deferred Compensation"). Such payment shall be in the form of cash or, at the election of the Company, shares of the Company's Common Stock having an aggregate Fair Market Value equal to the amount of Deferred Compensation payable in respect of each Option exercise. For purposes of this Agreement, an exercise of an Option shall include any cancellation, exchange or surrender of such Option for value in connection with any merger, consolidation or sale of the Company's Common Stock.

      For purposes of this Agreement, Per Share Amount shall mean $8.075 times a fraction, the numerator of which is Fair Market Value and the denominator of which is $8.30; provided; however, that in no event shall the Per Share Amount exceed $8.075.

      This Agreement shall not permit the Employee to defer the receipt of any regular compensation, fees, or bonus payable to him by the Company during any year.

SECTION 2. ADJUSTMENT OF DEFERRED COMPENSATION AMOUNT.

      The Company's obligation to pay Deferred Compensation shall not be increased by any imputed interest or earnings amount. If the number of Shares subject to Option under an Option Agreement is adjusted for any reason, the Deferred Compensation amount payable under this Agreement shall be adjusted at the same time and in the same manner so as to provide an economically equivalent value to the Employee.

SECTION 3. FORFEITURE OF DEFERRED COMPENSATION.

      The Employee shall only be entitled to payment of all or any part of the Deferred Compensation at the time he exercises a like portion of the Options. If all or any portion of the

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Options expires unexercised, the Employee shall not be entitled to that portion of the Deferred Compensation.

SECTION 4. PAYMENTS IN THE EVENT OF THE EMPLOYEE'S DEATH.

      If the Employee terminates employment due to death, and the Employee's estate exercises the Option, in accordance with an Option Agreement, the Company will pay any Deferred Compensation amounts due under this Agreement to the Employee's estate or such other beneficiary as the Employee has designated in writing to the Company.

SECTION 5. TRANSFERABILITY OF DEFERRED COMPENSATION RIGHTS.

      The Employee may not sell, transfer, pledge, assign or otherwise alienate or hypothecate his rights under this Agreement, in any manner, by operation of law, or otherwise, other than by will or by the laws of descent and distribution, and the Employee's rights under this Agreement will not be subject to execution, attachment, or similar process. Other than as provided in Section 4 above, the Deferred Compensation will be paid only to the Employee.

SECTION 6. TAX WITHHOLDING.

      The Company will withhold from its Deferred Compensation payments the amount of tax it deems necessary to satisfy all applicable tax withholding obligations.

SECTION 7. NO LIMITATION ON RIGHTS OF THE COMPANY.

      Nothing in this Agreement shall in any way affect the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 8. AGREEMENT NOT A CONTRACT OF EMPLOYMENT.

      This Agreement is not a contract of employment, and no terms of the Employee's employment will be affected in any way by this Agreement, except to the extent specifically expressed herein. This Agreement will not be construed as conferring any legal rights on the Employee to continue to be employed, nor will it interfere with the Company's right to discharge the Employee or to deal with him regardless of the existence of this Agreement.

SECTION 9. SUCCESSORS.

      All obligations of the Company under this Agreement will be binding on any successor to the Company, whether the existence of the successor results from a direct or indirect purchase of all or substantially all of the business and/or assets of the Company, or a merger, consolidation, or otherwise.

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SECTION 10. GOVERNING LAW.

      This Agreement will be construed and enforced in accordance with, and governed by, the laws of the State of Illinois, determined without regard to its conflict of law rules.

SECTION 11. EFFECT ON OPTION AGREEMENTS.

      This Agreement shall have no effect on the Employee's rights under the Option Agreements.

SECTION 12. EMPLOYEE'S RIGHTS UNSECURED.

      This right of the Employee or his designated beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Company, and neither the Employee nor his designated beneficiary shall have any rights in or against any specific assets of the Company.

SECTION 13. AMENDMENTS TO AGREEMENT.

      This Agreement may be amended at any time by written agreement between the Company and the Employee.

SECTION 14. EXPENSES.

      The Company shall pay any costs of administering this Agreement.

      IN WITNESS WHEREOF, the Company and the Employee have duly executed this Agreement as of the date first written above.


                                           MORNINGSTAR, INC.


      /s/  Don Phillips                    By:    /s/  Joe Mansueto
-------------------------------                --------------------------
      DON PHILLIPS
                                           Its:   Chairman
                                               -----------------------------

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